UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2017

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

4225 Miller Rd, #269

Flint, Michigan 48507

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.02 Termination of a Material Definitive Agreement

1.       On December 23, 2015, GEIG entered into an acquisition agreement with Zarvic Brothers, LLC. However, final terms were not concluded and was not executed legally.

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

1.       On August 2, 2017, GEI Global received an SEC ORDER of SUSPENSION of TRADING from 9:30 AM EDT on August 3, 2017, through 11:59 PM EDT on August 16, 2017, pending the required GEIG response on August 12, 2017. The suspension rationale is a lack of current and accurate information concerning the securities of GEI Global Energy Corp because of delinquency in its periodic filings with the Commission. The last filing was Form 10-Q for period ended September 30, 2014.

2.       A detailed recover plan has been developed and will be submitted as required by August 12, 2017.

Item 8.01 Other Events

1.       GEI Global is offering “HYBRID POWER and MOBILITY” consulting services to leverage a wealth of internal expertise in the areas of Hybrid Electric Power Generation, software and hardware controls, power electronics software controls, CAN BUS software communications and controls, and integration of fuel cells, solar, and wind electric power generation combined with energy storage (https://www.geiglobal.com/geig-hybrid-services).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: August 10, 2017	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer

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